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                                                                 EXHIBIT 3.21


            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            ERO NY ACQUISITION, INC.

It is hereby certified that:

        1. The name of the Corporation (hereinafter called the "Corporation") is

                            ERO NY Acquisition, Inc.

        2. The certificate of incorporation of the Corporation is hereby amended by striking out Article One thereof and substituting in lieu of said Article the following new Article:

                The name of the Corporation is:

                        Amav Industries, Inc.

        3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation law of the State of Delaware.

        4. The effective time of the amendment herein certified shall be effective upon the filing date.

Signed as of January 23, 1996.


                                        /s/ D. RICHARD RYAN, JR.
                                        ----------------------------------
                                        D. Richard Ryan, Jr., President